                                                                EXHIBIT 99.2

                         PART I. FINANCIAL INFORMATION

                          DEAN WITTER, DISCOVER & CO.

                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                           THREE MONTHS ENDED  NINE MONTHS ENDED
                                              SEPTEMBER 30,      SEPTEMBER 30,
                                           ------------------- -----------------
                                             1996      1995      1996     1995
                                           --------- --------- -------- --------
                                               (UNAUDITED)        (UNAUDITED)
Merchant and cardmember fees.............  $   379.5 $   285.8 $1,045.6 $  791.7
Commissions..............................      264.3     266.2    868.8    748.7
Asset management and administration fees.      289.8     251.7    850.5    748.2
Servicing fees...........................      222.7     187.8    614.5    534.3
Principal transactions...................      107.0     121.6    340.4    367.8
Investment banking.......................       45.7      45.1    168.0    132.7
Other....................................       20.7      16.2     79.0     69.3
                                           --------- --------- -------- --------
  Total non-interest revenues............    1,329.7   1,174.4  3,966.8  3,392.7
                                           --------- --------- -------- --------
Interest revenue.........................      893.7     844.2  2,618.4  2,414.0
Interest expense.........................      390.4     374.7  1,160.8  1,112.0
                                           --------- --------- -------- --------
  Net interest income....................      503.3     469.5  1,457.6  1,302.0
Provision for losses on receivables......      307.0     192.7    809.2    451.0
                                           --------- --------- -------- --------
  Net credit income......................      196.3     276.8    648.4    851.0
                                           --------- --------- -------- --------
  Net operating revenues.................    1,526.0   1,451.2  4,615.2  4,243.7
                                           --------- --------- -------- --------
Employee compensation and benefits.......      525.8     511.5  1,649.0  1,484.7
Marketing and business development.......      209.9     204.4    603.2    511.1
Information processing and
 communications..........................      190.2     169.9    558.2    496.0
Facilities and equipment.................       63.8      60.8    188.7    173.6
Other....................................      143.3     148.9    434.6    475.0
                                           --------- --------- -------- --------
  Total non-interest expenses............    1,133.0   1,095.5  3,433.7  3,140.4
                                           --------- --------- -------- --------
Income before income taxes...............      393.0     355.7  1,181.5  1,103.3
Income tax expense.......................      154.0     137.0    457.9    425.0
                                           --------- --------- -------- --------
Net income...............................  $   239.0 $   218.7 $  723.6 $  678.3
                                           ========= ========= ======== ========
Primary net income per share.............  $    1.42 $    1.24 $   4.21 $   3.87
                                           ========= ========= ======== ========
Primary average common shares
 outstanding.............................      168.9     176.5    171.7    175.2
                                           ========= ========= ======== ========
Fully diluted net income per share.......  $    1.41 $    1.23 $   4.21 $   3.83
                                           ========= ========= ======== ========
Fully diluted average common shares
 outstanding.............................      169.2     177.3    171.9    176.9
                                           ========= ========= ======== ========


              See notes to the consolidated financial statements.

                          DEAN WITTER, DISCOVER & CO.

                          CONSOLIDATED BALANCE SHEETS

                                 (IN MILLIONS)

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
                                                       (UNAUDITED)
                       ASSETS
Cash and cash equivalents...........................    $ 1,102.2    $ 1,464.5
Cash and securities segregated under federal and
 other regulations..................................      1,801.8      1,926.4
Receivables
 Consumer loans (net of allowances of $688.1 in 1996
  and $721.8 in 1995)...............................     19,594.6     20,834.6
 Securities clients (net of allowances of $15.7 in
  1996 and $16.2 in 1995)...........................      2,739.6      2,588.8
 Brokers or dealers.................................      3,197.4      2,683.7
 Other..............................................        732.7        732.4
Amounts due from asset securitizations..............        852.6        653.4
Securities purchased under agreements to resell.....      3,524.4      3,571.9
Securities owned, at market value...................      1,695.8      1,848.8
Deferred income taxes...............................        776.6        736.9
Office facilities, at cost (less accumulated
 depreciation and amortization of $435.1 in 1996 and
 $380.5 in 1995)....................................        376.8        341.0
Goodwill............................................        161.1        161.9
Other assets........................................        635.7        663.9
                                                        ---------    ---------
   Total assets.....................................    $37,191.3    $38,208.2
                                                        =========    =========
        LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
 Commercial paper...................................    $ 1,966.9    $ 4,688.5
 Other short-term borrowings........................        430.3      1,637.0
 Deposits...........................................      6,598.2      6,191.1
 Payables
  Securities clients................................      2,822.0      3,183.0
  Brokers or dealers................................      3,204.2      2,629.7
  Drafts............................................        400.5        485.5
  Income taxes......................................        162.8         99.3
 Securities sold under agreements to repurchase.....      3,425.9      3,813.4
 Securities sold but not yet purchased, at market
  value.............................................      1,302.7      1,125.2
 Other liabilities and accrued expenses.............      3,076.4      2,789.4
 Long-term borrowings...............................      8,823.2      6,732.4
                                                        ---------    ---------
   Total liabilities................................     32,213.1     33,374.5
                                                        ---------    ---------
Shareholders' Equity
 Preferred stock ($0.01 par value, 10.0 shares
  authorized, none issued)..........................          --           --
 Common stock ($0.01 par value, 500.0 shares
  authorized, 171.0 and 171.0 shares issued, 161.3
  and 168.8 shares outstanding at September 30, 1996
  and December 31, 1995)............................          1.7          1.7
 Paid-in capital....................................      2,708.0      2,718.3
 Retained earnings..................................      2,780.1      2,165.7
                                                        ---------    ---------
                                                          5,489.8      4,885.7
                                                        ---------    ---------
Common stock held in treasury, at cost ($0.01 par
 value, 9.7 and 2.2 shares at September 30, 1996 and
 December 31, 1995).................................       (507.2)      (106.8)
Stock compensation plans............................         46.6         85.1
Employee stock benefit trust........................        (46.0)       (21.5)
Unearned stock compensation.........................         (5.0)        (8.8)
                                                        ---------    ---------
   Total shareholders' equity.......................      4,978.2      4,833.7
                                                        ---------    ---------
   Total liabilities and shareholders' equity.......    $37,191.3    $38,208.2
                                                        =========    =========

              See notes to the consolidated financial statements.

                          DEAN WITTER, DISCOVER & CO.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                           --------------------
                                                             1996       1995
                                                           ---------  ---------
                                                               (UNAUDITED)
Cash flows provided by (used in) operating activities
 Net income............................................... $   723.6  $   678.3
 Adjustments to reconcile net income to net cash flows
  from operating activities
  Depreciation and amortization...........................      58.8       50.8
  Provision for losses on receivables.....................     809.2      451.0
  Deferred income taxes...................................     (39.7)     (68.8)
 Decrease (increase) in operating assets
  Cash and securities segregated under federal and other
   regulations............................................     124.6     (225.2)
  Receivables
   Securities clients.....................................    (159.5)     144.8
   Brokers or dealers.....................................    (513.7)     (51.3)
   Other..................................................      (0.3)      24.9
  Amounts due from asset securitizations..................    (199.2)    (166.7)
  Matched securities purchased under agreements to resell,
   net....................................................    (132.9)     179.9
  Securities owned and securities sold but not yet
   purchased, at market value, net........................     330.5     (547.5)
  Other assets............................................      (3.8)      41.6
 Increase (decrease) in operating liabilities
  Payables
   Securities clients.....................................    (361.0)    (172.9)
   Brokers or dealers.....................................     574.5       42.0
   Drafts.................................................     (85.0)     (66.0)
   Income taxes...........................................      63.5      (27.1)
  Other liabilities and accrued expenses..................     377.2      499.6
                                                           ---------  ---------
    Cash provided by (used in) operating activities.......   1,566.8      787.4
                                                           ---------  ---------
 Cash flows provided by (used in) investing activities
  Net principal disbursed on consumer loans...............  (4,373.3)  (3,016.5)
  Purchases of consumer loans.............................      (5.1)    (296.6)
  Sales of consumer loans.................................   4,817.9    1,677.3
  Other...................................................     (61.8)     (58.1)
                                                           ---------  ---------
    Cash provided by (used in) investing activities.......     377.7   (1,693.9)
                                                           ---------  ---------
 Cash flows provided by (used in) financing activities
  Proceeds from issuance (repayments) of commercial paper,
   net....................................................  (2,811.8)    (965.7)
  Net decrease in other short-term borrowings.............  (1,206.6)    (991.7)
  Deposits, net...........................................     407.1      490.0
  Proceeds from issuance of long-term borrowings, net.....   2,093.5    1,574.7
  Securities sold under agreements to repurchase, net.....    (207.3)     454.7
  Dividends paid..........................................     (98.4)     (75.2)
  Proceeds from issuance of common stock..................      34.8       34.7
  Purchase of treasury stock..............................    (518.1)     (16.1)
                                                           ---------  ---------
    Cash provided by (used in) financing activities.......  (2,306.8)     505.4
                                                           ---------  ---------
 Decrease in cash and cash equivalents....................    (362.3)    (401.1)
 Cash and cash equivalents, beginning of period...........   1,464.5    1,334.1
                                                           ---------  ---------
 Cash and cash equivalents, end of period................. $ 1,102.2  $   933.0
                                                           =========  =========

              See notes to the consolidated financial statements.

                          DEAN WITTER, DISCOVER & CO.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INTRODUCTION AND BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of Dean Witter, Discover & Co. and subsidiaries (the "Company"). The Company is a financial services organization that provides a broad range of credit and investment products, with a primary focus on individual customers. Through its wholly-owned subsidiary NOVUS Credit Services Inc. ("NCSI"), the Company conducts its credit services business, including the operation of the NOVUSSM Network, a proprietary network of merchant and cash access locations, and the issuance of proprietary general purpose credit cards. The Company's securities business is conducted primarily through its wholly-owned subsidiaries Dean Witter Reynolds Inc. ("DWR") and Dean Witter InterCapital Inc.

  The interim consolidated financial statements as of September 30, 1996, and for the three and nine months ended September 30, 1996 and 1995, are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals necessary for fair presentation, have been reflected. All material intercompany balances and transactions have been eliminated.

  The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1995 incorporated by reference in the Company's 1995 Annual Report on Form 10-K filed by the Company under the Securities Exchange Act of 1934. The results of operations for interim periods are not necessarily indicative of results for the entire year. Certain reclassifications have been made to prior period amounts to conform to the current presentation.

  The calculations of earnings per common share were based on the weighted average number of common shares outstanding during the three and nine month periods ended September 30, 1996 and 1995, adjusted for the dilutive effects of stock options and unissued stock awards under deferred compensation plans.

2. ACCOUNTING PRONOUNCEMENTS

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") Nos. 121 and 122. SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", generally requires that long-lived assets be reported at the lower of their carrying cost or net realizable value. SFAS No. 122, "Accounting for Mortgage Servicing Rights, an amendment of SFAS No. 65", requires that rights to service mortgage loans for others, however acquired, be recorded as separate assets when the mortgage loans are sold and the servicing rights are retained. This statement also requires that capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights. The adoption of these statements was not material to the Company's financial position or results of operations.

  The Financial Accounting Standards Board has issued SFAS No. 123, "Accounting for Stock-Based Compensation", effective for fiscal years beginning after December 15, 1995. The Company has elected, as permitted by SFAS No. 123, to adopt the disclosure requirement of that standard but continue to account for stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees."

  The Financial Accounting Standards Board has also issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," effective for transfers of financial assets made after December 31, 1996. (The Financial Accounting Standards Board has recently proposed to delay the effective date of this statement for twelve months for transfers of certain financial assets.) This statement provides financial reporting standards for the derecognition and recognition of financial assets, including the distinction between transfers of financial assets which should be recorded as sales and those which should be recorded as secured borrowings. SFAS No. 125 supersedes and incorporates the essential provisions of SFAS No. 122. The Company believes that the effect of the adoption of SFAS No. 125 will not be material to its financial position or results of operations.

                          DEAN WITTER, DISCOVER & CO.

3. RISKS AND UNCERTAINTIES

  The preparation of the consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from these estimates.

  The allowance for consumer loan losses is a significant estimate that is regularly evaluated by management for adequacy on a portfolio by portfolio basis. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay.

  The Company uses the results of these evaluations to provide an allowance for loan losses. The exposure for credit losses for owned loans is influenced by the performance of the portfolio and other factors discussed above, with the Company absorbing all related losses. The exposure for credit losses for securitized loans is represented by the Company retaining a contingent risk based on the amount of credit enhancement provided.

  Management believes that its estimates have been historically prudent in light of the need to allow the market for asset securitizations, in particular those backed by credit card receivables, to mature, and in light of the uncertainty of accounting standards for asset securitizations. In the third quarter of 1996, the Company revised its estimate of the allowance for losses for loans intended to be securitized. This revision was based on the Company's experience with credit losses related to securitized loans in a mature asset securitization market and the recent issuance of SFAS No. 125 which eliminated the uncertainty surrounding the appropriate accounting treatment for asset securitization transactions. The Company intends to maintain existing loan loss allowances for securitizations outstanding until the related loans are liquidated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 16 for the effect of this change on the provision for loan losses.


4. CONSUMER LOANS

  Consumer loans, classified as to type, were as follows (in millions).

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1995
                                                     ------------- ------------
   Credit card......................................   $19,204.4    $20,440.4
   Real estate-secured and other consumer
    installment.....................................     1,163.6      1,233.1
                                                       ---------    ---------
   Total............................................    20,368.0     21,673.5
   Less
    Unearned finance charges and unamortized loan
     discounts and fees.............................        85.3        117.1
    Allowance for loan losses.......................       688.1        721.8
                                                       ---------    ---------
   Consumer loans, net..............................   $19,594.6    $20,834.6
                                                       =========    =========

                          DEAN WITTER, DISCOVER & CO.

  Activity in the allowance for consumer loan losses was as follows (in millions).

                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                         SEPTEMBER 30,        SEPTEMBER 30,
                                      --------------------  -------------------
                                        1996       1995       1996       1995
                                      ---------  ---------  ---------  --------
   Balance, beginning of period...... $   671.0  $   604.6  $   721.8  $  565.7
   Additions
     Provision for loan losses.......     304.2      190.2      800.5     443.4
     Purchase of loan portfolios.....       --         --         0.1      29.8
                                      ---------  ---------  ---------  --------
       Total additions...............     304.2      190.2      800.6     473.2
                                      ---------  ---------  ---------  --------
   Deductions
     Charge-offs.....................     300.6      183.6      833.2     478.7
     Recoveries......................     (36.7)     (29.9)    (107.6)    (87.7)
                                      ---------  ---------  ---------  --------
       Net charge-offs...............     263.9      153.7      725.6     391.0
                                      ---------  ---------  ---------  --------
   Other(1)..........................     (23.2)     (15.7)    (108.7)    (22.5)
                                      ---------  ---------  ---------  --------
   Balance, end of period............ $   688.1  $   625.4  $   688.1  $  625.4
                                      =========  =========  =========  ========

---------
(1) Primarily reflects net transfers related to asset securitizations.

  Interest accrued on loans subsequently charged off, recorded as a reduction of interest revenue, was $45.6 million and $122.8 million in the three and nine months ended September 30, 1996 and $28.8 million and $73.5 million in the three and nine months ended September 30, 1995.

  The Company received net proceeds from asset securitizations of $860.8 million and $4,527.5 million in the three and nine months ended September 30, 1996 compared to $1,052.6 million and $1,684.2 million in the three and nine months ended September 30, 1995. The uncollected balances of consumer loans sold through securitizations were $13,511.1 million and $10,219.5 million at September 30, 1996 and December 31, 1995. The allowance for loan losses related to securitized consumer loans, included in other liabilities and accrued expenses, was $455.1 million and $341.7 million at September 30, 1996 and December 31, 1995. The Company had, under the provisions of certain securitization transactions, limited recourse obligations at September 30, 1996 and December 31, 1995 of $137.1 million and $123.9 million, of which $29.7 million and $30.0 million were included in the allowance for loan losses related to securitized consumer loans.

                          DEAN WITTER, DISCOVER & CO.

5. BORROWINGS

 Short-term borrowings

  Short-term borrowings consisted of the following (in millions).

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Commercial paper.................................    $1,966.9      $4,688.5
   Other
   Bank borrowings..................................       410.3         385.3
   Federal funds purchased..........................        20.0         720.0
   Bank notes.......................................         --          529.6
   Note payable to Tandy............................         --            2.1
                                                        --------      --------
   Total............................................    $2,397.2      $6,325.5
                                                        ========      ========

  The weighted average interest rate on short-term borrowings, including the effects of interest rate contracts, was 5.82% at September 30, 1996 and 5.97% at December 31, 1995.

  To support the issuance of asset-backed commercial paper, Riverwoods Funding Corporation ("RFC"), a consolidated subsidiary of the Company, renewed its agreement with a syndicate of banks, effective October 18, 1996, for its senior bank credit facility. This agreement will expire on October 17, 1997. In conjunction with renewing this agreement the amount of the credit facility was increased to $2.1 billion from the previous amount of $1.75 billion.

 Long-term borrowings

  Long-term borrowings, which consisted of senior long-term notes, net of unamortized discount, were as follows (in millions).

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1996          1995
                                                      ------------- ------------
   Floating rate notes...............................   $5,167.0      $3,275.5
   Fixed rate notes..................................    3,656.2       3,456.9
                                                        --------      --------
   Total.............................................   $8,823.2      $6,732.4
                                                        ========      ========

  The weighted average interest rate on long-term borrowings, including the effects of interest rate contracts, was 5.91% at September 30, 1996 and 6.28% at December 31, 1995.

  In April 1996, the Company renewed its senior bank credit facility and increased its amount to $4.0 billion from $3.25 billion. The facility expires in April 1997 and includes certain extension provisions. This facility contains covenants that require the Company to maintain minimum net worth requirements and specified financial ratios. The Company believes that the covenant restrictions will not impair its ability to pay its current level of dividends. As of September 30, 1996, the Company had never borrowed from its senior bank credit facility.

  In August 1996, the Company registered $2.0 billion of debt securities with the Securities and Exchange Commission ("SEC").

                          DEAN WITTER, DISCOVER & CO.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

6. REGULATORY CAPITAL REQUIREMENTS

  Under regulatory net capital requirements adopted by the Federal Deposit Insurance Corporation ("FDIC") and other regulatory capital guidelines, FDIC-insured financial institutions must maintain (a) 3% to 5% of Tier 1 capital, as defined, to total assets ("leverage ratio") and (b) 8% combined Tier 1 and Tier 2 capital, as defined, to risk-weighted assets ("risk-weighted capital ratio"). At September 30, 1996, the leverage ratio and risk-weighted capital ratio of each of the Company's FDIC-insured financial institutions exceeded these and all other regulatory minimums.

  DWR, the Company's primary broker-dealer, is subject to the Uniform Net Capital Rule of the SEC. Under the alternative method permitted by this Rule, the required net capital, as defined, shall not be less than the greater of
(a) one million dollars, (b) 2% of aggregate debit balances arising from client transactions pursuant to Securities Exchange Act of 1934 Rule 15c3-3, or (c) 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The New York Stock Exchange, Inc. may also require a member organization to reduce its business if its net capital is less than the greater of (a) 4% of aggregate debit balances or (b) 6% of the funds required to be segregated, and may prohibit a member organization from expanding its business and declaring cash dividends if its net capital is less than the greater of (a) 5% of aggregate debit balances or (b) 7% of the funds required to be segregated. At September 30, 1996, DWR's net capital was $655.4 million and net capital in excess of the minimum required was $545.1 million. DWR's net capital was 22.7% of aggregate debit balances and 23.8% of funds required to be segregated.

7. CONTINGENT LIABILITIES

  In the normal course of business, the Company has been named as a defendant in various lawsuits. Some of these lawsuits involve claims for substantial amounts. Although the ultimate outcome of these suits cannot be ascertained at this time, it is the opinion of management, after consultation with outside counsel, that the resolution of such suits will not have a material adverse effect on the consolidated financial condition of the Company, but may be material to the Company's operating results for any particular period, depending upon the level of the Company's income for such period.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Directors and Shareholders of
    Dean Witter, Discover & Co.:

        We have reviewed the accompanying consolidated balance sheet of Dean Witter, Discover & Co. and subsidiaries as of September 30, 1996, and the related consolidated statements of income for the three and nine month periods ended September 30, 1996 and 1995, and cash flows for the nine month periods ended September 30, 1996 and 1995. These financial statements are the responsibility of the management of Dean Witter, Discover & Co.

        We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

        We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Dean Witter, Discover & Co. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the year then ended (not presented herein); and in our report dated February 21, 1996, we expressed an unqualified opinion on those consolidated financial statements.

DELOITTE & TOUCHE LLP

New York, New York
November 13, 1996